EXHIBIT 99.1

i2 Reports Third Quarter 2005 Results

Company reports $8.6 million net income, or $.33 per fully diluted share

DALLAS – October 24, 2005 – i2 Technologies, Inc. (NASDAQ: ITWO), today announced results for its third quarter ended September 30, 2005.

Key financial metrics for the quarter include:

•	Net income applicable to common shareholders of $8.6 million, or $.33 per fully diluted share

•	Total revenue of $69.2 million.

•	Total operating costs and expenses of $54.4 million.

•	Reduction of the company’s long-term debt with the recent purchase on the open market of $50 million of its outstanding 5.25% convertible notes (which includes $28.5 million in purchases that were settled in early October).

Revenue Detail

Total revenue for the third quarter was $69.2 million, compared to $111.1 million in the third quarter of 2004. Year-to-date revenue was $256.1 million compared to $305.3 million in the first three quarters of 2004.

Excluding the impact of contract revenue, i2 reported third quarter revenue of $68.3 million compared to $81.9 million in the third quarter of 2004. Year-to-date revenue, excluding contract revenue, was $236.8 million compared to $238.2 million in the first three quarters of 2004.

i2 had total third quarter license revenue of $14.6 million compared to $17.4 million of license revenue in the third quarter of 2004. Additionally, i2’s development services revenue includes a license component as disclosed in the Company’s supplemental schedule attached to this press release and posted at www.i2.com/investor. The allocated license component of the Company’s third quarter recognized development services revenue was $3.1 million, compared to $2.4 million in 2004. Year-to-date, the allocated license component of development services projects recorded was $13.7 million compared to $7.4 million in 2004.

The company reported development services revenue totaling $7.2 million, which includes the $3.1 million allocated license component previously noted and an allocated services component of $4.1 million. This compares to third quarter 2004 development services revenue of $7.5 million, which included $5.1 million of allocated services and $2.4 million of allocated licenses. Year-do-date, development services revenue for 2005 was $44.1 million compared to $23.3 million for the same period a year ago.

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i2 Reports Third Quarter 2005 Results

In early July 2005, i2 sold its San Diego-based subsidiary, Trade Service Corporation (TSC). Revenues from this subsidiary had been accounted for in i2’s total license calculations. By removing the TSC revenue accounted for in previous quarters, an adjusted year-over-year quarterly comparison indicates an 11 percent increase in third quarter total license revenue, and a 31 percent year-to-date increase. The chart below offers year-over-year and year-to-date comparisons of i2’s total license revenue with TSC revenue removed.

(in $ millions)	Quarter Ended 9-30-05	Quarter Ended 9-30-04	Three Quarters Ended 9-30-05	Three Quarters Ended 9-30-04
Total License Revenue	$14.6	$17.4	$42.8	$41.9
Less: TSC License Revenue	$0.0	$3.9	$7.4	$11.9
Subtotal	$14.6	$13.5	$35.4	$30.0
Add: Development Services License Revenue	$3.1	$2.4	$13.7	$7.4
Total License + Development Services License (adjusted)	$17.7	$15.9	$49.1	$37.4

Operating Expenses

i2 reported total costs and operating expenses of $54.4 million which includes a $2.2 million gain on the sale of TSC assets. In comparison, total costs and operating expenses in the third quarter of 2004 were $90.2.

“In the third quarter we completed the cost reductions we began on March 30, meeting the goals we set out to achieve. We are now able to invest in the best areas of our business to support profitable growth,” said i2 Chief Executive Officer Michael McGrath.

Net Income

The company reported third quarter net income applicable to common shareholders of $8.6 million, or $.33 per fully diluted share, compared to net income of $17.1 million, or $0.75 per fully diluted share, in the third quarter of 2004.

Operating income for the third quarter was $14.8 million versus $20.8 million in the third quarter of 2004. On a year-to-date basis, operating income was $24.7 million in 2005, 70 percent above the same period in 2004.

The company also provides pro-forma operating income to assist shareholders with analysis of financial and business trends related to the company’s operations. The calculations are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP), and may be different from non-GAAP operating income presented by other companies, but are used as a tool by management to assess i2’s business. Pro-forma operating income for the third quarter was $13.7 million compared to ($3.7) million in the year-ago quarter (see table that follows).

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i2 Reports Third Quarter 2005 Results

Reconciliation of GAAP and Pro Forma Operating Income

(in $ millions)	Quarter Ended 9-30-05	Quarter Ended 9-30-04	Three Quarters Ended 9-30-05	Three Quarters Ended 9-30-04
GAAP Operating Income	$14.8	$20.8	$24.7	$14.6
Less: Contract Revenue	($0.9)	($29.1)	($19.3)	($67.1)
Less: Gain on Sale of Business	($2.2)	$0	($2.2)	$0
Add: Contract Expense	$0	$2.1	$1.6	$3.2
Add: Legal Expense	$2.2	$3.2	$5.0	$6.1
Add: Restructuring Charges	($0.3)	($0.7)	$11.7	$3.6
Add: Specific Accruals	$0	$0	$10.5	$10.0
Pro Forma Operating Income	$13.7	($3.7)	$32.0	($29.6)

“This is the second consecutive quarter of significant operating profit, excluding any impact of contract revenue from previous years, demonstrating that i2 has turned the corner on profitability. This has been our number one objective,” said McGrath

Balance Sheet Items

i2 recently reduced its long-term debt with the purchase on the open market of $50 million of its outstanding 5.25% convertible notes due on December 15, 2006. Of the purchase, $21.5 million was settled and recorded in the third quarter, with an additional $28.5 million settled and recorded in early October. The Company ended the quarter with $272.0 million in total cash (including restricted cash and short-term investments), down from $298.3 million in the prior quarter. At the end of the quarter, the gap between the Company’s long term debt and total cash was approximately $23.2 million.

“The repurchase of this debt is another important step in our plan to strengthen our overall balance sheet,” said i2 Chief Financial Officer Michael Berry. “We are optimistic that the combination of our cash balances, our focus on cash flow, opportunities to monetize the value of our assets, and the variety of capital sources available to us will allow us to address our outstanding debt and further establish a proper liquidity balance for i2’s future.”

Additional financial information can be found on the Company’s supplemental schedule attached to this press release and posted at www.i2.com/investor.

Management Commentary

“We have transformed i2 into the profitable company we knew it could be, and now we can turn our attention to strategically growing the company by taking advantage of the opportunities created by the next generation of supply chain management,” said McGrath. “We recently released our first wave of next-generation solutions. These are a new type of solution that can provide opportunities for our customers to extend the management of their supply chains at a lower cost and lower risk.”

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i2 Reports Third Quarter 2005 Results

Third Quarter Highlights and Other Recent Events

Third quarter highlights and other recent events include:

•	The launch of i2 Next-Generation Supply Chain Management (SCM) solutions and the business challenges they address. The next-generation solutions are built on the i2 Agile Business Process Platform, a unique service-oriented architecture (SOA) that includes a layer of technology services and a business process workflow engine. The Company intends to continue releasing additional next-generation solutions throughout the fourth quarter and into 2006.

•	The appointment of Barbara Stinnett as executive vice president of Customer Operations and chief customer officer (CCO). In this role, she will lead all of i2’s newly formed industry, sales, services and marketing organizations.

•	The creation of a Global Transportation and Distribution Group. This group will provide sales and marketing support as well as consulting and implementation services across all the vertically oriented Industry Groups and the Greater Asia-Pacific region.

•	The investment in strategic marketing events aimed at educating customers and prospects about the value i2 solutions offer. These events include:

•	Transportation Tuesdays, designed to help companies learn how to achieve greater efficiencies in their transportation and distribution operations. The initial event was held in Dallas, with other events planned for Chicago, St. Louis and San Francisco.

•	i2 Automotive Day on October 20 in Detroit. The event featured best-practices presentations from i2 customers Kia Motors America, Daimler-Chrysler and The Cooper Tire & Rubber Company, as well as AMR Research.

•	Seven web seminars during the third quarter, featuring i2 customers such as Airbus, Woolworths, Bell Helicopter, ON Semiconductor, Nicholas Piramal India, Adtran and The Brick. Additional web seminars are scheduled throughout the fourth quarter.

•	Directions 2005, the i2 User Group’s annual conference for learning supply chain management best practices and gaining greater knowledge about the use of i2 solutions. i2 is a platinum sponsor of the event to be held November 7—9 in Orlando, Fla.

Earnings conference call information

The i2 management will host a live conference call and webcast with investors today, October 24, 2005 at 5:00 p.m. ET to discuss the third quarter financial results. Investors and other interested parties may access the call via webcast through the Company’s web site at www.i2.com/investors. An audio replay of the conference call will be available for approximately 24 hours following the call. To access the replay, dial (800) 475-6701 (USA) or (320) 365-3844 (International) and enter access code 799677. The web-cast will also be archived via the company’s Web site at http://www.i2.com/investor.

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i2 Reports Third Quarter 2005 Results

About i2

i2 helps business leaders make better supply chain decisions. i2’s flexible next-generation solutions are designed to synchronize demand and supply across ever-changing global business networks. i2’s innovative supply chain management tools and services are pervasive in a wide cross-section of industries; 19 of the AMR Research Top 25 Global Supply Chains belong to i2 customers. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies U.S. Inc. and i2 Technologies, Inc.

i2 Cautionary Language

This press release contains forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding i2’s ability to access capital markets, investments to support profitable growth, i2’s ability to eliminate the gap between debt and cash, and i2’s ability to execute under its new organizational structure and successfully deliver Next Generation Supply Chain Management solutions. These forward-looking statements involve risks and uncertainties that may cause actual results to differ from those projected. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Quarterly Report on Form 10-Q filed August 9, 2005 and the Annual Report on Form 10-K filed March 16, 2005. i2 assumes no obligation to update the forward-looking information contained in this news release.

For More Information Please Contact:

Beth Elkin, i2 Corporate Communications

469-357-4225

beth_elkin@i2.com

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value or stated value)

(Unaudited)

	September 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$254,954	$133,273
Restricted cash	5,081	7,717
Short-term investments, at fair value	11,983	144,532
Accounts receivable, net	23,121	37,439
Deferred contract costs	311	1,886
Other current assets	17,155	22,034

Total current assets	312,605	346,881

Long-term investments, at fair value	1,000	—
Premises and equipment, net	14,787	18,987
Intangible assets, net	1,420	2,473
Goodwill	16,321	16,620
Non-current deferred tax asset	5,485	5,712

Total assets	$351,618	$390,673

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$12,383	$13,988
Accrued liabilities	40,344	39,152
Accrued compensation and related expenses	17,210	27,227
Deferred revenue	130,218	165,362

Total current liabilities.	200,155	245,729

Non-current deferred tax liability	—	1,177
Long-term debt	295,250	316,800

Total liabilities.	495,405	563,706

Commitments and contingencies

Stockholders' deficit:
Preferred Stock, $0.001 par value, 5,000 shares authorized, none issued and outstanding	—	—
Series A junior participating preferred stock, $0.001 par value, 2,000 shares authorized, none issued and outstanding	—	—
Series B 2.5% convertible preferred stock, $1,000 stated value, 150 shares authorized, 103 and 101 issued and outstanding at June 30, 2005 and December 31, 2004, respectively	98,653	97,045
Common stock, $0.00025 par value, 2,000,000 shares authorized, 20,613 and 18,608 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively	5	5
Additional paid-in capital	10,419,561	10,403,515
Accumulated other comprehensive income	399	3,675
Accumulated deficit	(10,662,405)	(10,677,273)

Net stockholders' deficit	(143,787)	(173,033)

Total liabilities and stockholders' deficit	$351,618	$390,673

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues:
Software licenses	$14,638	$17,441	$42,797	$41,856
Development services	7,194	7,510	44,087	23,319
Contract	899	29,130	19,298	67,070
Services	20,201	26,781	66,518	76,318
Reimbursable expenses	2,039	2,458	7,812	8,206
Maintenance	24,268	27,742	75,582	88,544

Total revenues	69,239	111,062	256,094	305,313

Costs and expenses:
Cost of revenues:
Software licenses	882	3,816	5,786	7,189
Development services	3,002	3,353	10,921	14,004
Contract	—	2,079	1,575	3,210
Amortization of acquired technology	—	90	—	369
Reimbursable expenses	2,039	2,458	7,812	8,206
Services and maintenance	21,726	25,915	68,793	82,413
Sales and marketing	8,176	19,326	42,374	60,838
Research and development	8,913	16,612	35,257	55,418
General and administrative	12,137	17,253	49,372	55,467
Amortization of intangibles	—	—	—	39
Gain on sale of business	(2,176)	—	(2,176)	—
Restructuring charges and adjustments	(256)	(670)	11,650	3,575

Total costs and expenses	54,443	90,232	231,364	290,728

Operating income	14,796	20,830	24,730	14,585
Gain on sale of securities	—	—	11,000	—
Other expense, net	(2,969)	(1,788)	(12,763)	(11,257)

Income before income taxes	11,827	19,042	22,967	3,328
Income tax expense	2,436	1,176	5,843	3,281

Net income (loss)	$9,391	$17,866	$17,124	$47

Preferred stock dividend and accretion of discount	764	742	2,256	989

Net income (loss) applicable to common shareholders	$8,627	$17,124	$14,868	$(942)

Net income (loss) per common share:
Basic	$0.34	$0.75	$0.63	$(0.05)

Diluted	$0.33	$0.75	$0.62	$(0.05)

Weighted-average common shares outstanding:
Basic	25,063	22,686	23,739	19,762
Diluted	25,975	22,764	24,038	19,762

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2005	2004
		(as restated, see Note 11)
Cash flows from operating activities:
Net income (loss)	$17,124	$47
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	5,791	10,053
Write-down of equipment	871	—
(Gain) loss on extinguishment of debt	86	(2,223)
(Gain) loss on sale of assets	(2,176)	330
Gain on sale of securities	(11,000)	—
Provision (credit) for bad debts charged to expense	(90)	(1,443)
Amortization of deferred compensation	706	991
Deferred income taxes	(581)
Changes in assets and liabilities:
Accounts receivable, net	14,327	(1,255)
Deferred contract costs	1,580	3,210
Other assets	4,780	7,392
Accounts payable	(1,791)	(5,180)
Accrued liabilities	413	(59,212)
Accrued compensation and related expenses	(9,901)	57
Deferred revenue	(35,565)	(58,944)

Net cash used in operating activities	(15,426)	(106,177)

Cash flows from investing activities:
Purchase of premises and equipment	(2,184)	(1,642)
Proceeds from sale of assets	2,653	620
Restrictions released from cash	2,636	6,701
Purchase of short-term investments	(95,950)	(322,425)
Proceeds from sale of short-term investments	228,656	397,825
Proceeds from sale of securities	11,000	—
Purchase of long-term investments	(1,000)	(26,708)

Net cash provided by investing activities.	145,811	54,371

Cash flows from financing activities:
Proceeds from sale of series B preferred stock, net of issuance costs	—	95,325
Proceeds from sale of common stock, net of issuance costs	14,950	19,733
Repurchase of convertible subordinated notes	(21,529)	(37,400)
Net proceeds from common stock issuance from options and employee stock purchase plans	391	2,399

Net cash provided by (used in) financing activities	(6,188)	80,057

Effect of exchange rates on cash	(2,516)	(681)
Net change in cash and cash equivalents	121,681	27,570
Cash and cash equivalents at beginning of period	133,273	106,822

Cash and cash equivalents at end of period	$254,954	$134,392

Supplemental cash flow information
Interest paid	$8,646	$9,795
Income taxes paid (net of refunds received)	$5,479	$2,379
Schedule of non cash financing activities
Preferred stock dividend and accretion of discount	$2,256	$989

i2 Technologies, Inc. Supplemental Information

Bookings	1Q 04	2Q 04	3Q 04	4Q 04	1Q 05	2Q 05	3Q 05
						(in $ millions)
Total License and Development Services Bookings(1)	$9.2	$24.1	$15.7	$18.6	$8.9	$10.3	$4.8

(1) Bookings are a measure we use internally to measure the business and represent the contracted value of licensed lP (Core License) and/or Development Services (includes License and Services) closed in the quarter.

Bookings convert to revenue as contractual obligations are met. Bookings will vary from quarter to quarter

Revenue and Revenue Trends	1Q 04	2Q 04	3Q 04	4Q 04	1Q 05	2Q 05	3Q 05
						(in $ millions)
License Subscription	$0.9	$1.6	$3.5	$3.3	$4.3	$4.7	$4.4
Content/Other Recurring	$8.0	$7.6	$7.9	$7.7	$7.3	$6.8	$3.0
Core License Revenue	$3.5	$2.8	$6.0	$5.7	$1.3	$3.8	$7.2

Total Software License (not including development service license - see below)	$12.4	$12.0	$17.4	$16.7	$12.9	$15.3	$14.6

						(in $ millions)
Development Services - Services	$4.4	$6.4	$5.1	$4.9	$15.2	$11.1	$4.1
Development Services - License	$2.2	$2.8	$2.4	$2.4	$4.9	$5.7	$3.1

Total Development Services Revenue	$6.6	$9.2	$7.5	$7.4	$20.1	$16.8	$7.2

						(in $ millions)
Services	$24.9	$24.5	$26.8	$23.7	$23.8	$22.5	$20.2
Reimbursable Expenses	$2.7	$3.1	$2.5	$2.2	$2.6	$3.1	$2.0
Maintenance	$31.0	$29.8	$27.7	$28.2	$25.8	$25.5	$24.3

Total Operating Revenue	$77.6	$78.6	$81.9	$78.2	$85.2	$83.2	$68.3

						(in $ millions)
Contract Revenue Recognized	$6.0	$32.0	$29.1	$5.8	$3.1	$15.3	$0.9

						(in $ millions)
Total GAAP Revenue	$83.6	$110.6	$111.0	$84.0	$88.3	$98.5	$69.2

Total Revenue Recognized by Region	1Q04	2Q04	3Q04	4Q04	1Q 05	2Q 05	3Q 05
Greater APAC	16%	13%	17%	18%	15%	19%	19%
EMEA	21%	17%	17%	23%	29%	31%	22%
Americas	63%	70%	66%	59%	56%	50%	59%

Total Revenue	100%	100%	100%	100%	100%	100%	100%

Core License Revenue and Development Services Breakdown	1Q 04	2Q 04	3Q 04	4Q 04	1Q 05	2Q 05	3Q 05

Existing customers	95%	68%	63%	80%	90%	89%	62%
New customers /new divisions	5%	32%	37%	20%	10%	11%	38%

High Tech	27%	44%	30%	22%	32%	60%	34%
CPG & Retail	25%	24%	33%	28%	17%	17%	21%
Automotive & Industrial	13%	12%	17%	20%	3%	5%	18%
Metals & Paper	25%	16%	11%	17%	5%	10%	8%
All others (2)	10%	4%	9%	13%	43%	8%	19%

Total Core License and Development Services Revenues	100%	100%	100%	100%	100%	100%	100%

(2) Includes furniture, utilities, services, government, textiles, process, pharmaceutical & medical, energy, global energy, aerospace and logistics.

Core License and Development Services transactions recognized over $1 million	—	2	2	3	3	3	1
Core License transactions recognized	21	15	25	29	11	18	26
Development Services transactions recognized	45	47	50	44	48	55	43
Active Development Service projects at the end of the quarter	68	72	66	66	81	61	53

						(in $ thousands)
Average amount recognized - Core License transactions - ALL	$167	$189	$241	$198	$122	$211	$279
Average amount recognized - Core License transactions - >100k	$308	$479	$385	$351	$203	$475	$364
Average amount recognized - Development Services transactions - ALL	$147	$196	$150	$167	$418	$306	$167
Average amount recognized - Core License and Development Services transactions - ALL	$153	$194	$180	$179	$363	$282	$209

Selected Balance Sheet Items	1Q 04	2Q 04	3Q 04	4Q 04	1Q 05	2Q 05	3Q 05
						(in $ millions)
Deferred Contract Costs	$6.9	$5.9	$3.8	$1.9	$1.9	$0.3	$0.3

						(in $ millions)
Deferred Contact Revenue (3)	$121.5	$86.2	$56.9	$54.2	$50.2	$31.8	$30.8
Deferred Revenue for all other revenue classes	$95.4	$101.1	$96.7	$111.2	$116.5	$116.5	$99.4

Total Deferred Revenue	$216.9	$187.3	$153.6	$165.4	$166.6	$148.3	$130.2

(3) Deferred Contract Revenue represents revenues carried on the company's balance sheet as a result of the 2003 restatement

Timing of the recognition of this revenue is difficult to predict and is not typically associated with current business or cash collections

						(in $ millions)
Cash and Investments	$289.7	$345.1	$281.4	$285.5	$277.2	$298.3	$272.0

Days Sales Outstanding	45.0	27.0	33.0	41.0	34.0	26.0	31.0

Headcount	1Q 04	2Q 04	3Q 04	4Q 04	1Q 05	2Q 05	3Q 05
Total Headcount	2,397	2,199	2,109	2,044	1,753	1,442	1,357
Research & Development	1,093	932	878	819	682	518	481
Direct Sales Representatives	103	100	94	81	59	43	41

This Supplemental Financial Information is not audited and has not been reviewed by i2's outside auditors. It has been prepared to provide additional information to those individuals interested in reviewing supplemental data concerning the Company's recent performance. Any trends apparent from this information may not be indicative of the future results of the Company. For more complete information concerning the Company, its performance and the risks and uncertainties associated with its business, refer to the Company's filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K filed on March 16, 2005 and as amended on Form 10-K/A filed on August 9, 2005 (for the fiscal year ended December 31, 2004), and the Quarterly Report on Form 10-Q due to be filed on or before November 9, 2005 (for the quarterly period ended June 30, 2005).